UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

--------------------

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 4, 2009

Berliner Communications, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-28579 (Commission File Number)	75-2233445 (IRS Employer Identification No.)
97 Linden Ave. Elmwood Park, New Jersey (Address of Principal Executive Offices)	07407 (Zip Code)

Registrant’s telephone number, including area code:  (201) 791-3200

Not applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.                      Completion of Acquisition or Disposition of Assets.

On February 4, 2009 (the “Closing Date”), pursuant to the Agreement and Plan of Reorganization, dated September 9, 2008 (the “Agreement”), with Old Berliner, Inc., a Delaware corporation (“OBI”), Berliner Communications, Inc. (the “Company”) completed its exchange of 13,104,644 newly issued shares of the Company’s common stock (the “Issued Shares”) for substantially all the assets of OBI, which comprise 13,104,644 shares of common stock of the Company.  From and after the Closing Date, OBI will not engage in any business, and will promptly liquidate and dissolve as a corporation and will distribute the Issued Shares to its shareholders in complete cancellation and redemption of their shares of OBI capital stock.

Pursuant to the Agreement, the Company will not assume any liabilities or obligations of OBI, but each of the Company and OBI (each, in such capacity, the “Indemnifying Party”) has agreed to indemnify the other party and its successors and assigns (collectively, the “Indemnified Party”) against losses and damages incurred by any such Indemnified Party for any breach of any of the representations, warranties, covenants or agreements made by the Indemnifying Party in the Agreement.

Prior to the completion of the transactions contemplated by the Agreement, OBI owned common stock representing approximately 49.4% of the voting power of the Company’s capital stock.  Mr. Richard Berliner, the Company’s Chief Executive Officer, was deemed to beneficially own the shares of the common stock held by OBI as a result of Mr. Berliner’s positions as President, Chief Executive Officer and Chairman of the Board of OBI, a corporation of which Mr. Berliner is also approximately a 57.4% equity owner and a director.  Upon the Closing Date and the completion of all of the transactions contemplated by the Agreement, Mr. Berliner beneficially owns approximately 28.5% of the outstanding common stock of the Company.

The transactions contemplated by the Agreement are intended to qualify as a “reorganization” within the meaning of Section 368(a)(1)(C) of the Internal Revenue Code of 1986, as amended, and all of the Issued Shares are intended to constitute consideration issued in connection with a reorganization.

The foregoing description of the Agreement does not purport to be a complete statement of the parties’ rights under the Agreement and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to the Company’s filing on Form 8-K dated September 9, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BERLINER COMMUNICATIONS, INC.

Date: February 4, 2009	By:	/s/ Rich B. Berliner
Rich B. Berliner
Chief Executive Officer and President